Exhibit 99.1

Regen BioPharma, Inc. Responds to Fake News Release

SAN DIEGO (May 8, 2019) -- Regen BioPharma, Inc. (PINK: RGBP) and (PINK: RGBPP), has received a number of inquiries regarding a potential reverse merger with another biotechnology related company.

Responding to these inquiries the Company reports that it is currently not in any discussions with any other companies regarding a reverse merger.

“This false news release was brought to my attention by a number of people. I have read the news release in question and can state that it is totally untrue,” says David Koos, Ph.D., Chairman & CEO of both Regen BioPharma, Inc. "We are focused on our own business model of small molecule immunotherapies for treating cancer and autoimmune disorders."

About Regen BioPharma Inc.:

Regen BioPharma, Inc. is a publicly traded biotechnology company (OTCQB: RGBP) and (OTCQB: RGBPP). The Company is focused on the immunology and immunotherapy space. The Company is focused on rapidly advancing novel technologies through pre-clinical and Phase I/ II clinical trials. Currently, the Company is focused on small molecule therapies for treating cancer and autoimmune disorders. Additional information on Regen BioPharma is available at http://www.regenbiopharmainc.com.

Disclaimer: This news announcement may contain forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward looking statements are subject include, but are not limited to,